EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163227and 333-163226 on Form S-8 of DIRECTV (formerly, The DIRECTV Group, Inc.) of our report dated May 22, 2009, relating to the 2008 financial statement of the DIRECTV Savings Plus Plan appearing in this Annual Report on Form 11-K of the DIRECTV Savings Plus Plan for the year ended November 30, 2009.

DELOITTE & TOUCHE LLP

Los Angeles, California

May 19, 2010